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EXHIBIT 99.1

April 28, 2005

Dow Reports First Quarter 2005 Results
Company Achieves Record Sales & Earnings

First Quarter of 2005 Highlights

  •
  Sales for the quarter were $11.7 billion, 25 percent higher than the same period last year and a third consecutive quarterly record.

  •
  Earnings of $1.39 per share set a new quarterly record and were up more than 175 percent compared with $0.50 in the first quarter of 2004.

Comment

        "Industry fundamentals remain solid across all operating segments and geographic areas. The recovery in basics continues and we are achieving excellent earnings growth from our performance businesses, clearly demonstrating the benefits of our continued focus on cost control and margin management, as well as the strength of Dow's business and geographic diversity," said J. Pedro Reinhard, executive vice president and chief financial officer.

	3 Months Ended March 31
(In millions, except for per share amounts)
	2005	2004
Net Sales	$11,679	$9,309
Net Income	$1,353	$469
Earnings Per Common Share	$1.39	$0.50

Review of First Quarter Results

        The Dow Chemical Company (NYSE: DOW) reported sales of $11.7 billion for the first quarter of 2005, a 25 percent increase compared with the same period in 2004 and the Company's third consecutive quarterly record.

        Net income climbed to $1.4 billion from $469 million in the first quarter of last year and earnings per share were $1.39, up from $0.50 a year ago. Both of these results are more than 175 percent higher than the same period in 2004 and represent new quarterly records for the Company. Earnings for the quarter included a gain of 5 cents per share related to the sale of a 2.5 percent interest in the EQUATE(1) joint venture.

        Compared with the same period in 2004, Dow achieved significant price increases across all geographic areas and in most of its businesses. Volume was down 1 percent due to the negative impact on volume of the divestiture of certain businesses during 2004. Excluding those divestitures, volume increased more than 2 percent compared with a very strong first quarter a year ago.

        "This was an outstanding quarter for the Company," said J. Pedro Reinhard, Dow's executive vice president and chief financial officer. "Significant price improvements, supported by solid volumes, enabled further margin recovery across virtually all of Dow's businesses, despite an increase of more than $1 billion, or 30 percent, in purchased feedstock and energy costs.

        "Industry fundamentals remain solid across all operating segments and geographic areas. The recovery in basics continues and we are achieving excellent earnings growth from our performance businesses, clearly demonstrating the benefits of our continued focus on cost control and margin management, as well as the strength of Dow's business and geographic diversity," he added.

        In the Performance Plastics segment, first quarter sales of $2.7 billion were 26 percent higher than the same period last year, with strong revenue growth across most businesses. Volume was up 1 percent while price increased 25 percent, led by Polyurethanes, Engineering Plastics and Epoxy Products and Intermediates. In Polyurethanes, volume growth was particularly robust in Thermoset Systems, driven by strong demand in Asia Pacific and in North America across a range of construction, adhesive and sealant applications. Epoxy Products recorded a healthy increase in sales across all regions, although the demand for products used in electrical laminates was down as customers adjusted inventory levels. In Engineering Plastics, polycarbonate experienced continued demand growth across many applications, including optical media, sheet and construction, and sales of compounds and blends continued to grow as customers in the electronics arena moved ahead with an array of new consumer products. EBIT(2) for the Performance Plastics segment was $478 million, an increase of 150 percent compared with the $191 million reported for the same quarter of 2004.

        First quarter sales in the Performance Chemicals segment were $2.0 billion, 25 percent higher than the same period in 2004. This increase was driven by price, with volume unchanged from the strong levels of a year ago. Acrylics and Oxide Derivatives reported first quarter revenues up by 50 percent compared with the same period in 2004, with substantial price increases across all geographic areas. In Dow Latex, some softness in the paper and carpet industries was offset by a marked increase in volume through the quarter for UCAR Emulsion Systems, spurred by strong demand in Europe, North America and Latin America, allowing continued margin restoration. And in Specialty Chemicals, value-added products supporting the personal care and cleaning industries contributed to a strong performance for the business during the quarter. Performance Chemicals reported EBIT of $394 million for the first quarter, up more than 175 percent from $142 million in the same period last year.

        The Agricultural Sciences segment posted sales of $989 million for the first quarter of 2005, up 7 percent from the same period in 2004, continuing the record-setting performance of the past eight quarters. Volume climbed 3 percent from the strong levels achieved last year, led by Europe and North America. Price was up 4 percent. The business reported particularly robust demand for cereal herbicides, with florasulam applications continuing to ramp up in Europe and healthy growth reported in the sale of range and pasture products in North America. In plant genetics and biotechnology, the business saw solid revenue growth, driven by corn planting in the United States where sales of Herculex I insect protection increased significantly. Agricultural Sciences EBIT of $259 million was 12 percent higher than the same period last year.

        The Plastics segment had a strong first quarter, with sales climbing 35 percent from $2.2 billion in 2004 to $3.0 billion in 2005. Although the Company saw good volume growth in all three major polymers compared with the same quarter last year, volume for the segment overall was marginally down—impacted by the divestiture of the Company's PET/PTA business as part of the formation of the Equipolymers joint venture in the second quarter of 2004. On a global basis, demand for both polyethylene and polypropylene in the first quarter increased 3 percent compared with the same period last year, while polystyrene volume was up 8 percent. Including a gain related to the sale of an interest in the EQUATE joint venture, the Plastics segment reported EBIT of $800 million for the first quarter, more than 150 percent higher than the $307 million reported in the same period last year.

        Sales in the Chemicals segment also rose in the first quarter of 2005 compared with the same period in 2004, climbing 16 percent from $1.3 billion to $1.5 billion. Price increased 30 percent, while volume fell 14 percent, due to the divestiture of assets associated with the formation of the MEGlobal joint venture in the second quarter of 2004. The Core Chemicals business saw significant price gains and increased margins on steady volume, driven by strong industry fundamentals in both vinyl chloride monomer and caustic soda with continued high operating rates in all geographic areas. Profitability improved for ethylene glycol as price increased by more than 20 percent compared with the first quarter last year. The Chemicals segment reported EBIT for the quarter of $428 million, almost 150 percent higher than the $173 million reported in same quarter of 2004. Results for the current quarter include a gain related to the sale of an interest in the EQUATE joint venture.

        "Although 2005 started slowly, the pace picked up through the quarter and that strength has continued into April," said Reinhard.

        "Global economic growth continues, the fundamentals for sustained industry recovery remain sound and Dow is now reaping the benefits of its diverse business portfolio, its geographic balance and its commitment to financial discipline across the entire organization. In this environment of high and volatile feedstock and energy costs, the Company will continue to focus on cost control and margin management to restore margins to reinvestment levels across Dow's business portfolio.

        "The Company expects to continue to see year-over-year earnings improvements through 2005 and further earnings growth in 2006," he concluded.

(1)
Earnings for the first quarter of 2005 included a gain of 5 cents per share related to the sale of a 2.5 percent interest in the EQUATE joint venture by Union Carbide Corporation, a wholly owned subsidiary of Dow. This was reflected as a pretax gain of $29 million in the Plastics segment and $41 million in the Chemicals segment.

(2)
Earnings before interest, income taxes and minority interests ("EBIT"). Reconciliation of EBIT to "Net Income Available for Common Stockholders" is provided following the Operating Segments and Geographic Areas table.

Upcoming Webcasts

  •
  Dow will host a live Webcast of its first quarter earnings conference call with investors to discuss its results, business outlook and other matters today at 10.00 a.m. EDT on www.dow.com.

  •
  Dow will host a live Webcast of its Annual Meeting of Stockholders on Thursday, May 12, at 2.00 p.m. EDT on www.dow.com.

About Dow

        Dow is a leader in science and technology, providing innovative chemical, plastic and agricultural products and services to many essential consumer markets. With annual sales of $40 billion, Dow serves customers in 175 countries and a wide range of markets that are vital to human progress, including food, transportation, health and medicine, personal and home care, and building and construction, among others. Committed to the principles of sustainable development, Dow and its 43,000 employees seek to balance economic, environmental and social responsibilities. References to "Dow" or the "Company" mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted.

Note: The forward-looking statements contained in this document involve risks and uncertainties that may affect the Company's operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the Company's expectations will be realized. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

THE DOW CHEMICAL COMPANY—1Q05 EARNINGS
Financial Statements (Note A)

The Dow Chemical Company and Subsidiaries
Consolidated Statements of Income

	Three Months Ended
In millions, except per share amounts (Unaudited)	March 31, 2005	March 31, 2004
Net Sales	$11,679	$9,309

Cost of sales	9,337	7,907
Research and development expenses	255	251
Selling, general and administrative expenses	391	363
Amortization of intangibles	14	29
Equity in earnings of nonconsolidated affiliates	275	140
Sundry income (expense)—net (Note B)	82	(28)
Interest income	29	18
Interest expense and amortization of debt discount	187	186

Income before Income Taxes and Minority Interests	1,881	703

Provision for income taxes	508	204
Minority interests' share in income	20	30

Net Income Available for Common Stockholders	$1,353	$469

Share Data
Earnings per common share—basic	$1.41	$0.50
Earnings per common share—diluted	$1.39	$0.50
Common stock dividends declared per share of common stock	$0.335	$0.335
Weighted-average common shares outstanding—basic	959.1	931.7
Weighted-average common shares outstanding—diluted	971.7	943.2

Depreciation	$473	$462

Capital Expenditures	$286	$201

Notes to the Consolidated Financial Statements:

Note A:	The unaudited interim consolidated financial statements reflect all adjustments which, in the opinion of management, are considered necessary for a fair presentation of the results for the periods covered. These statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. Except as otherwise indicated by the context, the terms "Company" and "Dow" as used herein mean The Dow Chemical Company and its consolidated subsidiaries.
Note B:
In November 2004, Union Carbide Corporation sold a 2.5 percent interest in EQUATE to National Bank of Kuwait for $104 million. In March 2005, the resale of these shares to private Kuwaiti investors was completed, reducing Union Carbide's ownership interest from 45 percent to 42.5 percent and resulting in a pretax gain of $70 million in the first quarter of 2005.

The Dow Chemical Company and Subsidiaries
Consolidated Balance Sheets

In millions (Unaudited)	March 31, 2005	Dec. 31, 2004
Assets
Current Assets
Cash and cash equivalents	$3,357	$3,108
Marketable securities and interest-bearing deposits	44	84
Accounts and notes receivable:
Trade (net of allowance for doubtful receivables—2005: $165; 2004: $136)	4,920	4,753
Other	2,868	2,604
Inventories	5,210	4,957
Deferred income tax assets—current	400	384

Total current assets	16,799	15,890

Investments
Investment in nonconsolidated affiliates	2,643	2,698
Other investments	2,182	2,141
Noncurrent receivables	152	189

Total investments	4,977	5,028

Property
Property	41,508	41,898
Less accumulated depreciation	28,100	28,070

Net property	13,408	13,828

Other Assets
Goodwill	3,140	3,152
Other intangible assets (net of accumulated amortization—2005: $529; 2004: $507)	517	535
Deferred income tax assets—noncurrent	4,132	4,369
Asbestos-related insurance receivables—noncurrent	972	1,028
Deferred charges and other assets	2,027	2,055

Total other assets	10,788	11,139

Total Assets	$45,972	$45,885

Liabilities and Stockholders' Equity
Current Liabilities
Notes payable	$122	$104
Long-term debt due within one year	1,455	861
Accounts payable:
Trade	3,725	3,701
Other	1,599	2,194
Income taxes payable	332	419
Deferred income tax liabilities—current	258	205
Dividends payable	326	342
Accrued and other current liabilities	2,578	2,680

Total current liabilities	10,395	10,506

Long-Term Debt	10,876	11,629

Other Noncurrent Liabilities
Deferred income tax liabilities—noncurrent	1,328	1,301
Pension and other postretirement benefits—noncurrent	3,940	3,979
Asbestos-related liabilities—noncurrent	1,467	1,549
Other noncurrent obligations	3,243	3,202

Total other noncurrent liabilities	9,978	10,031

Minority Interest in Subsidiaries	339	449

Preferred Securities of Subsidiaries	1,000	1,000

Stockholders' Equity
Common stock	2,453	2,453
Additional paid-in capital	499	274
Unearned ESOP shares	(4)	(12)
Retained earnings	12,517	11,527
Accumulated other comprehensive loss	(1,345)	(977)
Treasury stock at cost	(736)	(995)

Net stockholders' equity	13,384	12,270

Total Liabilities and Stockholders' Equity	$45,972	$45,885

See Notes to the Consolidated Financial Statements.

The Dow Chemical Company and Subsidiaries
Operating Segments and Geographic Areas

	Three Months Ended
In millions (Unaudited)	March 31, 2005	March 31, 2004
Operating segment sales
Performance Plastics	$2,732	$2,164
Performance Chemicals	1,972	1,576
Agricultural Sciences	989	924
Plastics	3,008	2,234
Chemicals	1,474	1,276
Hydrocarbons and Energy	1,434	1,059
Unallocated and Other	70	76

Total	$11,679	$9,309

Operating segment EBIT (1)
Performance Plastics	$478	$191
Performance Chemicals	394	142
Agricultural Sciences	259	231
Plastics	800	307
Chemicals	428	173
Hydrocarbons and Energy	—	(1)
Unallocated and Other	(320)	(172)

Total	$2,039	$871

Geographic area sales
United States	$4,377	$3,471
Europe	4,441	3,448
Rest of World	2,861	2,390

Total	$11,679	$9,309

(1)
The Company uses EBIT (which Dow defines as earnings before interest, income taxes and minority interests) as its measure of profit/loss for segment reporting purposes. EBIT includes all operating items related to the businesses and excludes items that principally apply to the Company as a whole. A reconciliation of EBIT to "Net Income Available for Common Stockholders" is provided below:
	Three Months Ended
	March 31, 2005	March 31, 2004
EBIT	$2,039	$871
+ Interest income	29	18
- Interest expense and amortization of debt discount	187	186
- Provision (Credit) for income taxes	508	204
- Minority interests' share in income	20	30

Net Income Available for Common Stockholders	$1,353	$469

Sales Volume and Price by Operating Segment and Geographic Area

	Three Months Ended March 31, 2005
Percentage change from prior year
	Volume	Price	Total
Operating segments
Performance Plastics	1%	25%	26%
Performance Chemicals	—	25%	25%
Agricultural Sciences	3%	4%	7%
Plastics	(1)%	36%	35%
Chemicals	(14)%	30%	16%
Hydrocarbons and Energy	9%	26%	35%

Total	(1)%	26%	25%

Geographic areas
United States	1%	25%	26%
Europe	1%	28%	29%
Rest of World	(5)%	25%	20%

Total	(1)%	26%	25%

QuickLinks

  EXHIBIT 99.1
Dow Reports First Quarter 2005 Results Company Achieves Record Sales & Earnings
First Quarter of 2005 Highlights
Comment
  THE DOW CHEMICAL COMPANY—1Q05 EARNINGS Financial Statements (Note A)
The Dow Chemical Company and Subsidiaries Consolidated Statements of Income
The Dow Chemical Company and Subsidiaries Consolidated Balance Sheets
The Dow Chemical Company and Subsidiaries Operating Segments and Geographic Areas